UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 18, 2014

LHC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices, including Zip Code)

(337) 233-1307
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

The information contained in the discussion pursuant to Item 2.03 below is incorporated by reference herein.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 18, 2014 (the “Effective Date”), LHC Group, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, Capital One, National Association, as administrative agent (the “Agent”), sole bookrunner, sole lead arranger, and a lender, JPMorgan Chase Bank, N.A., Regions Bank, and Compass Bank, as co-syndication agents and lenders, and Whitney Bank, as a lender.  The Credit Agreement replaces that certain Third Amended and Restated Credit Agreement, dated as of August 31, 2012, (the “Existing Credit Facility”), by and among the Company, the Agent, and the lenders party thereto.

General

The Credit Agreement provides a senior, secured revolving line of credit commitment in the maximum aggregate principal amount of $225 million, with a letter of credit sub-limit equal to $15 million and a swing line sub-limit of $15 million.  As of the Effective Date, the Credit Agreement has a term of five years with a maturity date of June 18, 2019.

The proceeds of revolving loans under the Credit Agreement may be used only to finance the working capital needs, and for general corporate purposes (including, without limitation, certain acquisitions permitted under the Credit Agreement), of the Company and its subsidiaries in the ordinary course of business.

Interest Rates and Certain Fees

Revolving loans under the Credit Agreement bear interest at either (i) a Base Rate (as defined in the Credit Agreement) plus a margin ranging from 0.75% to 1.5% per annum, or, at the election of the Company, (ii) a Eurodollar Rate (as defined in the Credit Agreement) plus a margin ranging from 1.75% to 2.50% per annum, in each case with the applicable margin determined with reference to the Company’s consolidated Leverage Ratio (as defined in the Credit Agreement).  Swing line loans under the Credit Agreement bear interest at a Base Rate. Letters of credit issued under the Credit Agreement accrue fees at a rate equal to the applicable margin for Eurodollar Rate loans.  In addition, the Company is required to pay a commitment fee for the unused commitments under the Credit Agreement, at rates ranging from 0.225% to 0.375% per annum depending upon the Company’s consolidated Leverage Ratio.

The Credit Agreement requires no principal amortization, and interest-only payments are due, in the case of Base Rate loans at the end of each March, June, September, and December that such loan is outstanding, and in the case of Eurodollar loans (as defined in the Credit Agreement) upon the expiration of the one, two, three, or six month Eurodollar interest period applicable for such loan.  The payment of fees on an outstanding Letter of Credit are due at the end of each March, June, September, and December that such Letter of Credit is outstanding.  The Credit Agreement requires payment of principal outstanding under any Swingline Loan on the earlier of the maturity date or within 10 business days.

Prepayments

The Company may at any time and from time to time, without premium or penalty, prepay Base Rate loans or Eurodollar loans, other than certain breakage costs with respect to the prepayment of an Eurodollar loan on a date other than the last day of the one, two, three, or six month Eurodollar interest period applicable for such loan.

Guarantors and Pledge of Equity Interests

The satisfaction of the Company’s obligations under the Credit Agreement are guaranteed by all of the Company’s direct and indirect wholly-owned subsidiaries, pursuant to that certain Guaranty Agreement by and among the Agent and such guarantors, dated as of June 18, 2014.  In addition, to further support the fulfillment of its obligations under the Credit Agreement, the Company has pledged its equity interests in each of its direct and indirect wholly-owned subsidiaries, together with its equity interests in its joint venture companies, to the extent permitted by the organizational agreements of the joint venture companies, pursuant to that certain Pledge Agreement by and among the Agent and such pledgors, dated as of June 18, 2014.

Representations and Covenants

The Credit Agreement contains customary representations, as well as affirmative and negative covenants, of the Company including (among others), limitations on the incurrence of additional debt, limitations on the incurrence of liens, restrictions on investments and acquisitions, restrictions on the sale of assets, and limitations on stock repurchases.  The Credit Agreement also contains certain financial covenants of the Company, including (a) at the end of each fiscal quarter of the Company, commencing June 30, 2014, its Fixed Charge Coverage Ratio (as defined in the Credit Agreement) must be not less than 1.25 to 1.00; and (b) at the end of each fiscal quarter of the Company, commencing June 30, 2014, its Leverage Ratio (as defined in the Credit Agreement) shall not be more than 2.75 to 1.00.

Events of Default

The Credit Agreement contains customary Events of Default (as defined in the Credit Agreement), including, but not limited to, the Company’s (a) nonpayment of principal, interest, or other fees or amounts, (b) violations of covenants, (c) nonpayment of other material debt, (d) breaches of representations and warranties in any material respect, and (e) insolvency and bankruptcy.  As is customary in such agreements, the lenders may terminate their commitments, accelerate the repayment of amounts outstanding, and exercise other remedies upon the occurrence of an Event of Default, subject, in certain instances, to the expiration of a period during which the Company may cure the subject default.

The foregoing description of the terms of the Credit Agreement is not complete and is qualified in its entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)         The exhibit to this Current Report on Form 8-K is listed in the Exhibit Index, which appears at the end of this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

By:	/s/ Jeffery M. Kreger
Jeffery M. Kreger
Executive Vice President and Chief Financial Officer

Dated:  June 23, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated as of June 18, 2014, among LHC Group, Inc., Capital One, National Association, as administrative agent, sole bookrunner, sole lead arranger, and a lender, JPMorgan Chase Bank, N.A., Regions Bank and Compass Bank, as co-syndication agents and lenders, and Whitney Bank, as a lender.